UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Nita Moritz, Vice President and Chief Financial Officer, left the Company’s employ on December 31, 2007.  Ms. Moritz will receive severance in accordance with the August 16, 2007 offer letter that was previously submitted as an exhibit to the Company’s September 18, 2007 Form 8-K.

On January 4, 2008, the Company issued a press release announcing the  appointment of Gail Itow as the Company’s Vice President and Chief Financial Officer, effective January 1, 2008. Since January 2006, Ms. Itow, age 51, has served as Vice President of Finance for the Company; she has also served as Secretary of the Company since August 14, 2007.  Prior to that,  she served as Chief Financial Officer of eMaiMai, Inc., a commercial technology company based in Hong Kong and Mainland China.  Prior to EmaiMai, Itow was Senior Vice President of Finance, Secretary and Treasurer of eMotion, Inc., formerly Cinebase Software, a Vienna, VA-based developer of business-to-business media management software and services. Itow was also Chief Financial Officer of MicroNet Technology, Inc., an Irvine-based leader in storage technology. Itow was also Audit Manager for Ernst and Young (formerly known as Arthur Young) in Century City, CA.  She earned a Bachelor’s degree from the University of California, Los Angeles, where she graduated Magna cum Laude and was a Chancellor’s Marshall.  She also earned a Master of Business Administration degree from the University of Southern California. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Ms. Itow will receive an annualized base salary of $170,000. She will also immediately receive a promotion bonus of $15,000.00, and will become eligible for a $15,000.00 retention bonus on December 5, 2008. She is eligible for a 2008 target bonus under an MBO Plan of up to $55,000 subject to the achievement of specific objectives. These objectives and the other terms of that MBO Plan have not yet been determined. In subsequent years, she will be eligible for a target bonus of 50% of her then base salary.  The Company will grant to her an option, dated January 4, 2008, to purchase up to 100,000 shares of its common stock at a per-share exercise price equal to the fair market value of a share of such stock on the grant date. Subject to her continued employment, that option will vest over four years in 16 equal quarterly installments.

Item 9.01.              Financial Statements and Exhibits

d)  Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007	NETLIST, INC.

/s/ Chun Ki Hong
Chun Ki Hong
Chairman, CEO and President